Exhibit 99
PRESS RELEASE

For Release:	April 30, 2010
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2010 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2010 income of $3.526 million or $1.03 per share compared to net income of $.090 million, or $.03 per share for the first quarter of 2009. Operating results for the first quarter of 2010 included the recognition of a $3.500 million deferred tax benefit related to NOL carry-forwards. This deferred tax benefit was recognized in accordance with GAAP accounting which requires the benefit to be recognized when “it is more likely than not” that the NOL will be utilized within the carry-forward period.
In the first quarter of 2010 a provision for loan losses of $.900 million was booked in comparison to a provision of $.550 million in the first quarter of 2009. The 2010 first quarter also includes the preferred dividend expense of $.185 million. Weighted average shares outstanding amounted to 3,419,736 in both periods.
Net interest margin in the first quarter of 2010 increased to $4.022 million, 3.51%, compared to $3.495 million, or 3.35%, in the first quarter of 2009. The interest margin declined from 3.74% in the fourth quarter of 2009 largely due to the sale of approximately $40 million of investment securities late in 2009, the proceeds of which will be used to pay off brokered deposit maturities but is currently in overnight funds yielding .25%. Kelly W. George, President and Chief Executive Officer of mBank, stated, “ During 2009, we experienced margin improvement from decreased rates on wholesale funding and also benefitted from our disciplined loan pricing which included establishing interest rate floors on new and renewing loans. The temporary decline in our net interest margin is due to our decision, late in the 2009 fourth quarter, to deleverage our balance sheet in anticipation of narrowing interest rate spreads. We expect our margin to improve as we progress through the year reducing our current excess liquidity through the funding of new loans and payment of maturing brokered deposits.”
Noninterest income, at $.807 million in the first quarter of 2010, increased $.416 million from the first quarter 2009 level of $.391 million. The most significant reason for the increase between periods was the increased activity in the sale of loans, which totaled $.316 million in 2010 versus $.058 million in the same period in 2009. Noninterest income in the first quarter of 2010 also includes $.215 million of security gains.
Noninterest expense totaled $3.629 million in the first quarter of 2010, an increase of $.390 million, or $12.04%. Increased expenses in the first quarter reflect the added cost of aggressive nonperforming asset remediation, along with an increase in FDIC insurance premiums of $.097 million. The expenses related to nonperforming assets include increased legal costs and expenses associated with OREO, which contributed to the overall increase in this expense category from $.136 million in the first quarter of 2009 to $.395 million in the 2010 first quarter.
Total assets of the Corporation at March 31, 2010 were $502.427 million, up 7.73% from the $466.375 million reported at March 31, 2009. First quarter 2010 total assets were down 2.51% from the $515.377 million of total assets at year-end 2009.
Total loans at March 31, 2010 were $377.311 million, a 1.76% increase from the $370.776 million at March 31, 2009. Total loans at the end of the first quarter of 2010 were down $6.999 million from year-end 2009 total loans of $384.310 million. George stated, “Loan growth in the first quarter was impacted by $22.8 million in normal principal reduction and pay-downs.

The $22.8 million in reductions included $3.2 million in SBA loan sales, and the move of $2.1 million of nonperforming loans to OREO and a reduction of $4.5 million on another nonperforming loan relationship that was sold. Our first quarter new loan production was relatively strong at $15.0 million, with new production occurring in all regions, but strongest in the Upper Peninsula with $8.2 million. We are still seeing good loan growth opportunities and expect to continue our recent successes in SBA lending.”
Total deposits of $405.212 million at March 31, 2010 were up 5.04% percent from deposits of $385.757 million on March 31, 2009. First quarter 2010 deposits were down $16.177 million from year-end 2009 deposits of $421.389 million. The overall reduction in deposits for the first quarter of 2010 is comprised of a decrease in noncore deposits of $42.576 million which was partially offset with increased core deposits of $26.399 million. George, commenting on the increased core deposits, stated, “In 2009, one of our primary objectives and accomplishments was core deposit growth. In the first quarter of 2010, we continued to grow core deposits and will remain focused on this growth to reduce our overall dependency on wholesale deposits. We developed an aggressive 2010 plan for increasing deposits by actively promoting extremely attractive transactional deposit products along with competitive core deposit pricing on our CD products. We have been quite successful thus far in 2010 and expect continued deposit growth for the remainder of the year.”
Nonperforming assets at the end of the first quarter of 2010 totaled $17.619 million, a reduction of $3.422 million from 2009 year end balances. Nonperforming loans were reduced $5.341 million. This decrease in nonperforming assets in the first quarter is the result of an aggressive nonperforming asset remediation program. George, commenting on credit quality, stated, “We are working diligently to reduce nonperforming assets. Our first quarter reductions are a result of aggressive remediation tactics that we deployed to mitigate longer term carrying costs associated with nonperforming assets. In addition to current period reductions, we also entered into a forward contract for the sale of a $3.2 million commercial property that should occur in the third quarter further reducing nonperforming assets.”
Common Shareholders’ equity at March 31, 2010 totaled $48.160 million, or $14.08 per share, compared to $41.864 million, or $12.24 per share on March 31, 2009.
Paul D. Tobias, Chairman and Chief Executive Officer concluded, “We look for 2010 to be another year in which we position MFNC for continued profitability improvement and core deposit growth which will continue to enhance shareholder value. In the 2010 first quarter we again made progress through the recognition of the $3.5 million in deferred tax benefit, a reduction in our balances of nonperforming assets through aggressive remediation, and by increasing core deposits.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $500 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 10 branch locations; six in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	For The Period Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(Unaudited)	(Unaudited)	(Unaudited)

Selected Financial Condition Data (at end of period):
Assets	$502,427	$515,377	$466,375
Loans	377,311	384,310	370,776
Investment securities	36,841	46,513	51,071
Deposits	405,212	421,389	385,757
Borrowings	36,140	36,140	36,210
Shareholders’ Equity	58,722	55,299	41,864

Selected Statements of Income Data:
Net interest income	$4,022	$16,287	$3,495
Income before taxes and preferred dividend	300	3,536	97
Net income	3,526	1,907	90
Income per common share — Basic	1.03	.56	.03
Income per common share — Diluted	1.03	.56	.03
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.51%	3.59%	3.35%
Efficiency ratio	78.12	73.37	82.36
Return on average assets	2.81	.39	.08
Return on average equity	25.95	3.77	.87

Average total assets	$508,495	$493,652	$454,741
Average total shareholders’ equity	55,109	50,531	41,813
Average loans to average deposits ratio	92.93%	92.99%	99.54%

Common Share Data (at end of period):
Market price per common share	$4.72	$4.64	$4.00
Book value per common share	$14.08	$13.10	$12.24
Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data (at end of period):
Allowance for loan losses	$4,737	$5,225	$4,793
Non-performing assets	$17,619	$21,041	$15,252
Allowance for loan losses to total loans	1.26%	1.36%	1.29%
Non-performing assets to total assets	3.51%	4.08%	3.27%
Number of:
Branch locations	10	10	13
FTE Employees	103	100	101

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
(Dollars in thousands)	2010	2009	2009
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$19,359	$18,433	$21,394
Federal funds sold	36,000	27,000	—

Cash and cash equivalents	55,359	45,433	21,394

Interest-bearing deposits in other financial institutions	700	678	569
Securities available for sale	36,841	46,513	51,071
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	296,271	305,670	295,595
Mortgage	76,996	74,350	71,554
Installment	4,044	4,290	3,627

Total Loans	377,311	384,310	370,776
Allowance for loan losses	(4,737)	(5,225)	(4,793)

Net loans	372,574	379,085	365,983

Premises and equipment	10,060	10,165	11,134
Other real estate held for sale	7,723	5,804	2,199
Other assets	15,376	23,905	10,231

TOTAL ASSETS	$502,427	$515,377	$466,375

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$30,356	$35,878	$31,541
NOW, money market, checking	109,374	95,790	75,026
Savings	20,675	18,207	19,585
CDs<$100,000	75,822	59,953	70,708
CDs>$100,000	30,173	36,385	26,886
Brokered	138,812	175,176	162,011

Total deposits	405,212	421,389	385,757

Borrowings:
Federal Home Loan Bank	35,000	35,000	—
Other	1,140	1,140	36,210

Total borrowings	36,140	36,140	36,210
Other liabilities	2,353	2,549	2,544

Total liabilities	443,705	460,078	424,511

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, 11,000 shares issued and outstanding	10,562	10,514	—
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding — 3,419,736 shares	43,502	43,493	42,833
Accumulated earnings (deficit)	3,724	199	(1,618)
Accumulated other comprehensive income	934	1,093	649

Total shareholders’ equity	58,722	55,299	41,864

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$502,427	$515,377	$466,375

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2010	2009
(Dollars in thousands except per share data)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,191	$5,002
Tax-exempt	52	90
Interest on securities:
Taxable	397	459
Tax-exempt	7	1
Other interest income	40	2

Total interest income	5,687	5,554

INTEREST EXPENSE:
Deposits	1,457	1,778
Borrowings	208	281

Total interest expense	1,665	2,059

Net interest income	4,022	3,495
Provision for loan losses	900	550

Net interest income after provision for loan losses	3,122	2,945

OTHER INCOME:
Service fees	223	243
Net security gains	215	—
Net gains on sale of secondary market loans	316	58
Other	53	90

Total noninterest income	807	391

OTHER EXPENSE:
Salaries and employee benefits	1,720	1,597
Occupancy	345	378
Furniture and equipment	194	189
Data processing	189	220
Professional service fees	173	153
Loan and deposit	395	136
FDIC insurance assessment	222	125
Telephone	47	43
Advertising	72	78
Other	272	320

Total noninterest expense	3,629	3,239

Income before provision for income taxes	300	97
Provision for income taxes	(3,411)	7

NET INCOME	3,711	90

Preferred dividend and accretion of discount	185	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	3,526	90

INCOME PER COMMON SHARE:
Basic	$1.03	$.03

Diluted	$1.03	$.03

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2010	2009	2009
Commercial Loans
Real estate — operators of nonresidential buildings	$49,753	$48,689	$40,457
Hospitality and tourism	44,820	45,315	35,224
Real estate agents and managers	21,529	24,242	28,012
Operators of nonresidential buildings	13,170	12,619	13,512
Other	138,964	150,214	151,732

Total Commercial Loans	268,236	281,079	268,937

1-4 family residential real estate	70,087	67,232	65,792
Consumer	4,044	4,290	3,627
Construction
Commercial	28,035	24,591	26,658
Consumer	6,909	7,118	5,762

Total Loans	$377,311	$384,310	$370,776

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2010	2009	2009
Nonperforming Assets :
Nonaccrual loans	$9,027	$14,368	$12,461
Loans past due 90 days or more	—	—	—
Restructured loans	869	869	592

Total nonperforming loans	9,896	15,237	13,053
Other real estate owned	7,723	5,804	2,199

Total nonperforming assets	$17,619	$21,041	$15,252

Nonperforming loans as a % of loans	2.62%	3.96%	3.52%

Nonperforming assets as a % of assets	3.51%	4.08%	3.27%

Reserve for Loan Losses:
At period end	$4,737	$5,225	$4,793

As a % of loans	1.26%	1.39%	1.29%

As a % of nonperforming loans	47.87%	34.29%	36.72%

As a % of nonaccrual loans	52.48%	36.37%	38.46%

Charge-off Information (year to date):
Average loans	384,640	374,796	370,943

Net charge-offs	1,389	2,752	34

Charge-offs as a % of average loans	.36%	.73%	.01%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
BALANCE SHEET (Dollars in thousands)

Total loans	$377,311	$384,310	$384,100	$372,004	$370,776
Allowance for loan losses	(4,737)	(5,225)	(4,081)	(4,119)	(4,793)

Total loans, net	372,574	379,085	380,019	367,885	365,983
Intangible assets	—	—	—	6	26
Total assets	502,427	515,377	513,180	506,304	466,375
Core deposits	236,227	209,828	200,541	202,892	196,860
Noncore deposits (1)	168,985	211,561	218,040	210,260	188,897

Total deposits	405,212	421,389	418,581	413,152	385,757
Total borrowings	36,140	36,140	36,140	36,210	36,210
Total shareholders’ equity	58,722	55,299	55,766	53,939	41,864
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$508,495	$514,102	$513,687	$491,205	$454,740
Loans	384,640	386,203	370,310	371,609	370,943
Deposits	413,897	418,280	419,102	401,510	372,669
Equity	55,109	55,665	54,594	49,855	41,813

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,022	$4,431	$4,310	$4,051	$3,495
Provision for loan losses	900	2,300	700	150	550

Net interest income after provision	3,122	2,131	3,610	3,901	2,945
Total noninterest income	807	1,503	2,418	439	391
Total noninterest expense	3,629	3,650	3,443	3,470	3,239

Income before taxes	300	(16)	2,585	870	97
Provision for income taxes	(3,411)	(22)	864	271	7

Net income	3,711	6	1,721	599	90

Preferred dividend expense	185	186	185	138	—

Net income available to common shareholders	$3,526	$(180)	$1,536	$461	$90

PER SHARE DATA

Earnings	$1.03	$(.05)	$.45	$.13	$.03
Book value per common share	14.08	13.10	13.25	12.73	12.24
Market value, closing price	4.72	4.64	4.10	4.50	4.00

ASSET QUALITY RATIOS

Nonperforming loans/total loans	2.62%	3.96%	3.00%	2.66%	3.52%
Nonperforming assets/total assets	3.51	4.08	3.38	2.93	3.27
Allowance for loan losses/total loans	1.26	1.36	1.06	1.11	1.29
Allowance for loan losses/nonperforming loans	47.87	34.29	35.40	41.71	36.72

PROFITABILITY RATIOS

Return on average assets	2.81%	(.14)%	1.19%	.38%	.08%
Return on average equity	25.95	(1.28)	11.16	3.71	.87
Net interest margin	3.51	3.74	3.66	3.58	3.35
Efficiency ratio	78.12	71.03	70.09	76.55	82.36
Average loans/average deposits	92.93	92.33	88.36	92.55	99.54

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.85%	9.75%	9.74%	9.65%	7.86%
Tier 1 capital to risk weighted assets	12.48	11.92	12.18	11.94	9.31
Total capital to risk weighted assets	13.69	13.17	13.19	13.00	10.56
Average equity/average assets	10.84	10.83	10.63	10.15	9.19
Tangible equity/tangible assets	10.84	10.83	10.87	10.65	8.97

(1)	Noncore deposits includesInternet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS